FOR IMMEDIATE RELEASE

LIVEWIRE GROUP, INC. REPORTS 2024 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

MILWAUKEE (February 5, 2025) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported fourth quarter and full year 2024 results.

“In 2024, we undertook several initiatives to navigate the market dynamics and turned challenges into opportunities to reposition the business for 2025. We now expect to reduce our cash burn by 40% or more in 2025 compared to 2024. The Company plans to continue establishing its leadership in the EV space. With our world-class products, first-class team, and best-in-the-industry retail partners, we will continue to relentlessly improve the fundamentals of the business and position ourselves for long-term success,” said Karim Donnez, CEO, LiveWire.

2024 Highlights and Financial Results
•S2 continues to lead the way with:
◦S2 Del Mar® winning MCN’s Best Electric Bike of 2024
◦Production of two new models, Mulholland and Alpinista, off the S2 platform
•Announced collaboration with KYMCO on an electric maxi-scooter project leveraging the S2 platform
•Completed consolidation of business operations in Milwaukee, Wisconsin
•Reduced consolidated selling, administrative and engineering expense by $12.6 million from the completion of the development work on the S2 platform in the prior year, and initiatives taken during the year around streamlining of headcount
•Consolidated operating loss decreased by $5.6 million, or 5%, from 2023 driven by a decrease in Electric Motorcycle segment operating loss of $11.1 million offset by an increase in STACYC segment operating loss of $5.5 million

Fourth Quarter 2024 Summary of Results
•Unit sales of 236, a 138% increase over third quarter 2024
•Consolidated operating loss decreased by $8.5 million from 2023 driven by a decrease in consolidated selling, administrative and engineering expense
•Aligned the Company’s go-to-market strategy with Europe moving to a wholesale model and entered Spain and Italy markets

LiveWire Group, Inc. – Consolidated Results

$ in millions*	4th quarter			Full Year
	2024	2023	Change	2024	2023	Change
Motorcycle Units	236	514	(54%)	612	660	(7%)
Electric Balance Bike Units	8,350	8,354	0%	18,549	32,113	(42%)

Consolidated Revenue	$10.8	$15.1	(29%)	$26.6	$38.0	(30%)
Electric Motorcycles	$3.5	$8.0	(56%)	$8.4	$11.5	(27%)
STACYC	$7.3	$7.1	2%	$18.3	$26.5	(31%)

Consolidated Operating Income (Loss)	($25.2)	($33.8)	25%	($110.4)	($116.0)	5%
Electric Motorcycles	($24.7)	($34.2)	28%	($105.5)	($116.6)	10%
STACYC	($0.6)	$0.4	(225%)	($4.9)	$0.6	(881%)

Net Loss	($22.8)	($33.1)	31%	($93.9)	($109.6)	14%
*Amounts may not add up or recalculate due to rounding

The Company’s consolidated net loss was $93.9 million for the year ended 2024 compared to $109.6 million for the year ended 2023. The decrease of $15.7 million was driven by:
•a decrease in selling, administrative and engineering expense of $12.6 million resulting from the completion of development work on the S2 platform in the prior year, and initiatives taken during the year around streamlining of headcount, offset by a decrease in revenue, and
•an increase in non-operating income of $14.8 million related to the decrease in fair value of the outstanding warrants as of December 31, 2024, offset by a decrease of $4.8 million in interest income as compared to prior year.

The Company’s consolidated net loss was $22.8 million for the fourth quarter 2024 as compared to $33.1 million in the same period prior year driven by the segment results noted below, an increase of $3.3 million of non-operating income related to the decrease in fair value of the outstanding warrants as of December 31, 2024, offset by a decrease of $1.5 million in interest income as compared to prior year.

LiveWire Group, Inc. is comprised of two business segments:

•Electric Motorcycles – focused on the sale of electric motorcycles and related products
•STACYC – focused on the sale of electric balance bikes for kids and related products

Electric Motorcycles

Electric Motorcycles revenue decreased in the fourth quarter of 2024 compared to the same quarter in the prior year due to lower unit sales and product mix. Operating loss decreased by $9.5 million driven by a $9.2 million reduction in selling, administrative and engineering expense from decreased product development expense compared to prior year and other cost reduction activities.

STACYC

STACYC volumes were flat in the fourth quarter of 2024 compared to 2023 while revenue increased by $138 thousand from increased dealer and online sales offset by decreased sales to the Company’s third party branded distributor. Selling, general and administrative expenses increased by $554 thousand primarily driven by planned product development costs and increased marketing initiatives

2025 Financial Outlook

For the full year 2025, the Company expects:

•Electric Motorcycle sales of 1,000 to 1,500 revenue units
•LiveWire Group operating loss of $70 to $80 million

Webcast
The public is invited to attend an audio webcast from 8:00-9:00 a.m. CST. LiveWire leadership will be joining the Harley-Davidson, Inc. audio webcast to discuss our results, developments in the business, and updates to the Company’s outlook. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CST.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is on track,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “remain committed,” “should,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; our ability to obtain funding for our operations and manage costs; our future capital requirements and sources and uses of cash; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan within expected costs and time and our ability to realize the expected savings in 2024 and on an ongoing annual basis; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; our ability to attract and retain a large number of customers; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; H-D making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)	(Unaudited)	(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue, net	$10,761	$15,091	$26,633	$38,023
Costs and expenses:
Cost of goods sold	16,115	20,279	39,416	43,795
Selling, administrative and engineering expense	19,890	28,567	97,573	110,217
Total operating costs and expenses	36,005	48,846	136,989	154,012
Operating loss	(25,244)	(33,755)	(110,356)	(115,989)
Interest income	840	2,365	5,704	10,537
Change in fair value of warrant liabilities	1,639	(1,688)	10,770	(4,020)
Loss before income taxes	(22,765)	(33,078)	(93,882)	(109,472)
Income tax provision	17	15	43	78
Net loss	$(22,782)	$(33,093)	$(93,925)	$(109,550)

Net loss per share, basic and diluted	$(0.11)	$(0.16)	$(0.46)	$(0.54)

Weighted-average shares, basic and diluted	203,301	202,672	203,206	202,504

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$64,437	$167,904
Accounts receivable, net	3,874	4,295
Accounts receivable from related party	399	3,402
Inventories, net	26,942	32,122
Other current assets	2,709	3,004
Total current assets	98,361	210,727
Property, plant and equipment, net	34,012	37,682
Goodwill	8,327	8,327
Deferred tax assets	7	4
Lease assets	765	1,868
Intangible assets, net	1,058	1,347
Other long-term assets	5,430	6,192
Total assets	$147,960	$266,147
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,738	$3,554
Accounts payable to related party	9,762	20,371
Accrued liabilities	17,960	21,189
Current portion of lease liabilities	394	1,152
Total current liabilities	29,854	46,266
Long-term portion of lease liabilities	405	792
Deferred tax liabilities	118	93
Warrant liabilities	1,549	12,319
Other long-term liabilities	919	814
Total liabilities	32,845	60,284
Shareholders' equity:
Preferred Stock	—	—
Common Stock	20	20
Treasury Stock	(3,413)	(1,969)
Additional paid-in-capital	344,409	339,783
Accumulated deficit	(225,913)	(131,988)
Accumulated other comprehensive income	12	17
Total shareholders' equity	115,115	205,863
Total liabilities and shareholders' equity	$147,960	$266,147

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Twelve months ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net loss	$(93,925)	$(109,550)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	10,041	5,832
Change in fair value of warrant liabilities	(10,770)	4,020
Stock compensation expense	4,626	8,926
Provision for doubtful accounts	230	53
Deferred income taxes	22	74
Inventory write-down	5,750	2,719
Cloud computing arrangements development costs	(45)	(1,312)
Other, net	(244)	(117)
Changes in current assets and liabilities:
Accounts receivable, net	192	(2,023)
Accounts receivable from related party	3,003	(2,877)
Inventories	(569)	(5,626)
Other current assets	540	1,621
Accounts payable and accrued liabilities	(2,101)	160
Accounts payable to related party	(10,609)	14,638
Net cash used by operating activities	(93,859)	(83,462)
Cash flows from investing activities:
Capital expenditures	(8,068)	(13,462)
Net cash used by investing activities	(8,068)	(13,462)
Cash flows from financing activities:
Repurchase of common stock	(1,444)	(1,969)
Proceeds received from exercise of warrants	—	1,557
Net cash used by financing activities	(1,444)	(412)
Effect of exchange rate changes on cash and cash equivalents	(96)	—
Net decrease in cash and cash equivalents	$(103,467)	$(97,336)

Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$167,904	$265,240
Net decrease in cash and cash equivalents	(103,467)	(97,336)
Cash and cash equivalents—end of period	$64,437	$167,904